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Exhibit 10.3(e)


PriceSmart, Inc.
4649 Morena Blvd.
San Diego, CA  92117
Tel 619 581-7485
Fax 619 581-4707



To:     Robert M. Gans

From:   Allan C. Youngberg

Re:     AMENDMENT TO EMPLOYMENT AGREEMENT

Date:   November 22, 1999


This will confirm that, effective as of October 1, 1999, the Base Salary under your Employment Agreement with PriceSmart, Inc. was increased, from $175,000 to $180,000.

Your Employment Agreement is deemed amended accordingly. All other terms and conditions of your Employment Agreement remain the same.

Please sign below acknowledging the foregoing, and return a copy of this document, with your signature, to me.



Dated: November 23, 1999


/s/ Allan C. Youngberg
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Allan C. Youngberg



Dated: November 29, 1999


/s/ Robert M. Gans
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Robert M. Gans